Exhibit 99.2

May 4, 2011

Brian NeSmith

[address]

Dear Brian:

We have discussed your continuing role with Blue Coat Systems, Inc. (the “Company”) after the Company’s re-alignment of its research and development organization and product groups. This letter (the “Agreement”) is to confirm the agreement between you and Blue Coat Systems, Inc., (the “Company”) regarding your ceasing to serve as a senior executive of the Company and the termination of your employment with the Company.

1. You will cease to serve as Chief Product Officer at the close of business on May 4, 2011 (“Transition Date”). You will continue as a regular employee of the Company through the close of business on June 30, 2011, at which time your employment will terminate (the “Termination Date”). Between the Transition Date and Termination Date (the “Transition Period”), you will report to Michael J, Borman, President and CEO of the Company, and will perform various transitional services, including providing assistance in connection with the transition of customer relationships, providing assistance in connection with the transition of employees and functions, and providing assistance in connection with ongoing corporate development efforts. You will not serve as a senior executive of the Company during the Transition Period.

2. The Company will pay you a lump sum severance payment of One Hundred Ninety Thousand Dollars ($190,000), less applicable withholding, seven days after the later of (a) the Termination Date, and (b) your delivery of an executed copy of this Letter and the Release (as defined in Section 4 below), provided that you have not then revoked the Release. Consistent with the terms of the Executive Separation Policy, this amount is equal to six (6) months of your current base salary.

3. On the Termination Date you will receive a final check, less applicable withholding, which represents all of your salary earned through the Termination Date and any reimbursable expenses incurred through the Termination Date for which you have submitted proper documentation in accordance with the Company’s expense reimbursement policy. You agree that prior to the execution of this Agreement and the Release you were not entitled to receive any further monetary payments from the Company, and that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Agreement.

4. In consideration of the severance payment described above you have agreed to the General Release of Claims attached hereto as Exhibit A (“Release”). It is acknowledged and agreed that the Release does not release any claims you may have under the Amended and Restated Indemnification Agreement between you and the Company, dated November 15, 2007.

5. All vesting of your equity awards will cease on the Termination Date. You will have a limited period of time to exercise your unexercised options in accordance with the terms of the agreement governing the applicable option.

6. You and the Company agree that this Agreement constitutes the entire agreement between us regarding the subject matter of this Agreement, and supersedes all prior agreements and discussions between us. This Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.

7. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

8. You agree that this Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

9. You and the Company agree to submit to final and binding arbitration any and all claims and disputes involving the construction or application of any terms, covenants or conditions of this Agreement, any claims arising out of any alleged breach of this Agreement, and any claims arising from your employment with the Company, except that any alleged breach of the Company’s Proprietary Information and Inventions Agreement need not be submitted to arbitration and instead the Company may seek all legal and equitable remedies, including without limitation, injunctive relief. Any such arbitration will be held in Santa Clara County, California, and shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.

If the foregoing accurately reflects our agreement, please indicate your agreement by signing below and by executing the attached Release.

Sincerely,

/s/ Sharon Jordan
Sharon Jordan
VP, WW Human Resources

My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand this Agreement and the Release and that I have executed the Release voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived under the Release.

Signed:	/s/ Brian M. NeSmith	Dated:	May 4, 2011
Brian M. NeSmith

EXHIBIT A

GENERAL RELEASE OF ALL CLAIMS

In consideration of the severance payment to be paid to Brian M. NeSmith (“Executive”) by Blue Coat Systems, Inc. ( the “Company”), as described in the attached letter (the “Letter”), Executive, on Executive’s own behalf and on behalf of Executive’s heirs, executors, administrators and assigns, to the fullest extent permitted by applicable law, hereby fully and forever releases and discharges the Company and its past, present and future directors, officers, employees, agents, successors, predecessors, subsidiaries, parent, affiliates, shareholders, employee benefit plans and assigns (together called “the Releasees”), from all known and unknown claims and causes of action including, without limitation, any claims or causes of action arising out of or relating in any way to Executive’s employment with the Company, including the termination of that employment.

1. Executive understands and agrees that this General Release of All Claims (the “Release”) is a full and complete waiver of all claims including, without limitation, claims of wrongful discharge, constructive discharge, breach of contract, breach of the covenant of good faith and fair dealing, harassment, retaliation, discrimination, violation of public policy, defamation, invasion of privacy, interference with a leave of absence, personal injury or emotional distress and claims under Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (ADEA), the California Labor Code, the California Fair Employment and Housing Act or any other federal or state law or regulation relating to employment or employment discrimination. Executive further understands and agrees that this waiver includes all claims, known and unknown, to the greatest extent permitted by applicable law.

2. Executive also hereby agrees that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by the Releasees or Executive.

3. In addition, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

4. If any provision of this Release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court or arbitrator shall enforce all remaining provisions to the fullest extent permitted by applicable slaw.

5. This Release constitutes the entire agreement between Executive and Releasees with regard to the subject matter of this Release. It supersedes any other agreements,

representations or understandings, whether oral or written and whether express or implied, which relate to the subject matter of this Release. Executive understands and agrees that this Release may be modified only in a written document signed by Executive and a duly authorized officer of the Company.

6. Executive agrees that the Company shall have no duty to provide to Executive any severance benefits described in the Letter unless and until Executive (a) has signed the Company’s Proprietary Information and Inventions Agreement (“PIIA”) and (b) has returned to the Company any and all of the Company’s property in Executive’s possession or under Executive’s control (including, but not limited to, cellular phones; computers; keys; credit cards; access badges; Company files or documents, including copies thereof; or facsimile machines). Executive further agrees that at all times in the future Executive shall remain bound by the PIIA in accordance with its terms.

7. Executive understands that Executive has the right to consult with an attorney before signing this Release. Executive also understands that Executive has twenty-one days after receipt of this Release to review and consider this Release, discuss it with an attorney of Executive’s own choosing, and decide to execute it or not execute it. Executive also understands that Executive may revoke this Release during a period of seven days after Executive signs it and that this Release will not become effective for seven days after Executive signs it (and then only if Executive does not revoke it). In order to revoke this Release, within seven days after Executive executes this Release Executive must deliver to Sharon Jordan at the Company a letter stating that Executive is revoking it.

8. Executive understands that if Executive chooses to revoke this Release within seven days after Executive signs it, Executive will not receive any Separation Payment and the Release will have no effect.

9. Executive states that before signing this Release, Executive:

•	Has read it,

•	Understands it,

•	Knows that he is giving up important rights,

•	Is aware of his right to consult an attorney before signing it, and

•	Has signed it knowingly and voluntarily.

Date:	May 4, 2011	/s/ Brian M. NeSmith
Brian M. NeSmith